SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 15, 1997 (July 11, 1997)


                             AIR METHODS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                    0-16079                    84-0915893
(State or Other Jurisdiction     (Commission               (I.R.S. Employer
      of Incorporation)          File Number)             Identification No.)


                  7301 SOUTH PEORIA, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (303) 792-7400


           Former Name or Former Address if Changed Since Last Report


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ITEM 5.  OTHER EVENTS

     Air Methods Corporation entered into definitive agreements on July 11, 1997 to acquire the stock of Mercy Air Services, Inc. ("Mercy"), an independent provider of helicopter air medical transportation services in Southern California and the assets of a separate maintenance facility which provides maintenance services to Mercy. The press release set forth below was issued July 14, 1997 describing the acquisition. Additional information will be provided following closing of the acquisition which is scheduled for July 30, 1997.

     DENVER, COLO. -- July 14, 1997 -- Air Methods Corporation (Nasdaq/NMS:AIRM) announced today it has entered into a definitive agreement to acquire 100% of the common stock of Mercy Air Services, Inc., which operates as an independent provider of helicopter air medical transportation services throughout Southern California to the Mexican border. Mercy Air has been profitable since its inception and currently operates six Bell 222's and two Bell 412 aircraft. On a combined basis, Air Methods and Mercy Air revenues exceeded $45.8 million for the year ended December 31, 1996. The acquisition is scheduled to close July 30, 1997.

     Mercy Air is the dominant provider of air medical services in its service area. Also included in the transaction is a separate maintenance facility in Rialto, California which provides all maintenance services to Mercy Air and is engaged in third party sales of helicopter spare parts. The purchase price to be paid by Air Methods is $5,920,000 in cash and notes, subject to working capital adjustments. FINOVA Capital Corporation has committed to refinance certain assets of Mercy Air which will provide a significant portion of funding for the transaction. No stock of Air Methods will be issued to the sellers in this transaction.

     "We cannot think of a better combination that could create synergies and give Air Methods access to capabilities that will add significantly to existing core competencies," said George W. Belsey, Air Methods' CEO. According to Belsey, "The acquisition of Mercy Air is expected to substantially enhance the profitability of both companies on a combined basis. By using Mercy Air's successful experience as an independent provider of air medical services, Air Methods will now be able to offer a full range of air medical services nationwide, including medical staffing, dispatch, and billing and collection services. Air Methods intends to continue in its efforts to consolidate the air medical industry, building on dual foundations of its traditional programs and this independent model."

     Mercy Air management, which will continue to operate the entity after the acquisition, decided that the best way to expand and capitalize on their unique model and experience was to join with a respected national operator. David Dolstein, President of Mercy Air, stated that, "We are delighted with this opportunity to become part of a larger entity moving forward."

     Based in Metropolitan Denver, Air Methods is an exclusive provider of state-of- the-art emergency medical transportation systems and services to hospitals throughout the United States. Air Methods also manufactures medical interiors for civilian, military and international organizations.

     Certain statements contained in this news release are based on current expectations. These statements are forward looking and actual results may differ materially.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AIR METHODS CORPORATION


Date:  July 15, 1997                By:  /S/ AARON D. TODD
                                       -----------------------------------------
                                        Aaron D. Todd
                                        Chief Financial Officer, Principal
                                        Accounting Officer, Secretary and
                                        Treasurer